UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2005

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	0-14680	06-1047163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 KENDALL STREET, CAMBRIDGE, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 252-7500.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Completion of Acquisition or Disposition of Assets.

On July 1, 2005 (the “Effective Date”), Genzyme Corporation, a Massachusetts corporation (“Genzyme”), completed the acquisition of Bone Care International, Inc., a Wisconsin corporation (“Bone Care”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated May 4, 2005, among Genzyme, Macbeth Corporation, a newly-formed Wisconsin corporation and a direct wholly-owned subsidiary of Genzyme (“Macbeth”), and Bone Care.  On the Effective Date, Macbeth merged with and into Bone Care (the “Merger”), with Bone Care continuing as the surviving corporation.  The assets involved are used in the business of discovering, developing and commercializing innovative therapeutic products, primarily in nephrology, with a line of products indicated for the treatment of secondary hyperparathyroidism in patients undergoing kidney dialysis.

Pursuant to the Merger Agreement and as a result of the Merger, each share of Bone Share common stock outstanding at the Effective Time of the Merger was converted into the right to receive $33.00 in cash, without interest.

A copy of the Merger Agreement is attached as Exhibit 2.1 to Genzyme’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2005, and is incorporated herein by reference.  The foregoing discussion is qualified in its entirety by reference to such document.

(c)   Exhibits:

Exhibit 2.1

Agreement and Plan of Merger, dated as of May 4, 2005, by and among Genzyme Corporation, Macbeth Corporation, and Bone Care International, Inc. (incorporated herein by reference to Exhibit 2.1 to Genzyme’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: July 1, 2005	By:	/s/ Michael S. Wyzga

Michael S. Wyzga
Executive Vice President, Finance;
Chief Financial Officer; and
Chief Accounting Officer